UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 15, 2017

VEREIT, INC.
VEREIT OPERATING PARTNERSHIP, L.P.
(Exact name of Registrant as specified in its charter)

Maryland	001-35263	45-2482685
Delaware	333-197780	45-1255683
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2325 E. Camelback Road, Suite 1100
Phoenix, AZ 85016
(Address of principal executive offices, including zip code)

(800) 606-3610
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On February 15, 2017, Bruce D. Frank notified VEREIT, Inc. (the “Company”) that he will resign from the Board of Directors (the “Board”) of the Company effective immediately following the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 (the “Form 10-K”).

(d)

On February 22, 2017, the Board appointed each of Richard J. Lieb and Mary Hogan Preusse to the Board as an independent member of the Board, effective immediately following the filing of the Company’s Form 10-K (the “Effective Date”). On the Effective Date, Mr. Lieb was also appointed to serve as Chairman of the Audit Committee. As of the date of this report, the Board has not determined which Board committees Ms. Hogan Preusse will serve on.

In accordance with the Company’s non-employee director compensation policy, Mr. Lieb and Ms. Hogan Preusse will be entitled to receive an annual cash retainer of $60,000 per annum, an annual equity retainer of $110,000 per annum (each prorated based on service in 2017) in the form of fully vested deferred stock units subject to a three-year holding period requirement and granted pursuant to the VEREIT, Inc. Equity Plan (the “Plan”), and fees for attending meetings of the Board and Board committees on which they serve. Mr. Lieb will also receive an annual cash retainer of $20,000 (prorated based on service in 2017) for his service as Chairman of the Audit Committee.

The Company also expects to enter into its standard director indemnification agreement with each of Mr. Lieb and Ms. Hogan Preusse, the form of which is described in and filed as an exhibit to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on March 16, 2015.

There is no arrangement or understanding between Mr. Lieb or Ms. Hogan Preusse and any other person pursuant to which either Mr. Lieb or Ms. Hogan Preusse was selected as a director. Neither Mr. Lieb nor Ms. Hogan Preusse has any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Additional information about these events is contained in the press release issued by the Company on February 22, 2017, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Forward-Looking Statements

Information set forth herein (including information included or incorporated by reference herein) may contain “forward-looking statements” (within the meaning of section 27A of the Securities Act of 1933, as amended, and in Section 21E of the Securities Exchange Act of 1934, as amended), which reflect the Company’s expectations regarding future events. Generally, the words “expects,” “anticipates,” “assumes,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions identify forward-looking statements. The forward-looking statements involve a number of assumptions, risks, uncertainties and other factors which are difficult to predict, may be beyond the Company’s control and could cause actual results to differ materially from those contained in the forward-looking statements. If a change occurs, the Company’s business, financial condition, liquidity and results of operations may vary materially from those expressed in its forward-looking statements. Such forward-looking statements include, but are not limited to, the Company’s expectations with respect to the appointment of Mr. Lieb and Ms. Hogan Preusse and the Company’s other expectations and statements that are not historical facts. Additional factors that may affect future results are contained in the Company’s filings with the SEC, which are available at the SEC’s website at www.sec.gov. The Company disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of changes in underlying assumptions or factors, new information, future events or otherwise, except as required by law.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press Release issued February 22, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VEREIT, INC.

By:	/s/ Michael J. Bartolotta
Name:	Michael J. Bartolotta
Title:	Executive Vice President and Chief Financial Officer

VEREIT OPERATING PARTNERSHIP, L.P. By: VEREIT, Inc., its sole general partner

By:	/s/ Michael J. Bartolotta
Name:	Michael J. Bartolotta
Title:	Executive Vice President and Chief Financial Officer

Date: February 22, 2017

Exhibit Index

Exhibit No.	Description
99.1	Press Release issued February 22, 2017

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